Exhibit 4.1

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 11, 2014, by and among Select Medical Corporation, a Delaware company (the “Issuer”), the Guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of May 28, 2013, as supplemented by this Supplemental Indenture (together with the Base Indenture, the “Indenture”) providing for the issuance of 6.375% Senior Notes due 2021  (the “2021 Notes”);

WHEREAS, Section 2.14 of the Indenture provides that Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer (subject to the Issuer’s compliance with Section 4.09 of the Indenture) without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; and

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $110,000,000 in aggregate principal amount of additional notes, having terms substantially identical in all material respects to the 2021 Notes (the “Additional Notes” and, together with the 2021 Notes, the “Notes”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)           Additional Securities.  As of the date hereof, the Issuer will issue, and the Trustee is directed to authenticate and deliver, the Additional Notes under the Indenture, having terms substantially identical in all material respects to the 2021 Notes, at an issue price of 101.500%, plus accrued and unpaid interest, if any, from March 11, 2014.  The 2021 Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture.

(3)           Governing Law.  THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(4)           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

(5)           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(6)           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors.

(7)           Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Base Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Base Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all the terms and conditions of this Supplemental Indenture, with respect to the Notes, shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Very truly yours,

SELECT MEDICAL CORPORATION, as Issuer

By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
	Title:	Executive Vice President, General Counsel & Secretary

THE GUARANTORS SET FORTH ON SCHEDULE I HERETO, as Guarantors

By:	/s/ Michael E. Tarvin
	Name:	Michael E. Tarvin
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jean Clarke
	Name:	Jean Clarke
	Title:	Vice President

SCHEDULE I

GUARANTORS

Advantage Rehabilitation Clinics, Inc.

American Transitional Hospitals, Inc.

Baseline Rehabilitation, Inc.

C.E.R. - West, Inc.

Community Rehab Centers of Massachusetts, Inc.

Crowley Physical Therapy Clinic, Inc.

Dade Prosthetics & Orthotics, Inc.

Douglas Avery & Associates, Ltd.

Eagle Rehab Corporation

Fine, Bryant & Wah, Inc.

Georgia Physical Therapy, Inc.

GRSH ES, Inc.

Gulf Breeze Physical Therapy, Inc.

Hospital Holdings Corporation

Indianapolis Physical Therapy and Sports Medicine, Inc.

Intensiva Healthcare Corporation

Intensiva Hospital of Greater St. Louis, Inc.

Johnson Physical Therapy, Inc.

Joyner Sportsmedicine Institute, Inc.

Kentucky Rehabilitation Services, Inc.

Kessler Institute for Rehabilitation, Inc.

Kessler Orthotic & Prosthetic Services, Inc.

Kessler Rehab Centers, Inc.

Kessler Rehabilitation Corporation

Kessler Rehabilitation Services, Inc.

Madison Rehabilitation Center, Inc.

Metro Rehabilitation Services, Inc.

Metro Therapy, Inc.

New England Rehabilitation Center of Southern New Hampshire, Inc.

NovaCare Occupational Health Services, Inc.

NovaCare Outpatient Rehabilitation East, Inc.

NovaCare Outpatient Rehabilitation, Inc.

NovaCare Rehabilitation of Ohio, Inc.

NovaCare Rehabilitation, Inc.

OHRH ES, Inc.

Pacific Rehabilitation & Sports Medicine, Inc.

PR Acquisition Corporation

Pro Active Therapy of North Carolina, Inc.

Pro Active Therapy of South Carolina, Inc.

Pro Active Therapy of Virginia, Inc.

Pro Active Therapy, Inc.

[Supplemental Indenture Signature Page]

Professional Sports Care Management, Inc.

Professional Therapeutic Services, Inc.

Professional Therapy Systems, Inc.

PTSMA, Inc.

RCI (Michigan), Inc.

RCI (WRS), Inc.

Regency Management Company, Inc.

Rehab Provider Network - East I, Inc.

Rehab Provider Network - East II, Inc.

Rehab Provider Network - Indiana, Inc.

Rehab Provider Network - New Jersey, Inc.

Rehab Provider Network - Pennsylvania, Inc.

Rehab Provider Network of Colorado, Inc.

Rehab Provider Network of Florida, Inc.

Rehab Provider Network of New Mexico, Inc.

Rehab Provider Network of North Carolina, Inc.

Rehab Provider Network of South Carolina, Inc.

Rehab Provider Network of Texas, Inc.

Rehab Provider Network of Virginia, Inc.

Rehab Provider Network-Michigan, Inc.

Rehab Provider Network-Ohio, Inc.

RehabClinics (GALAXY), Inc.

RehabClinics (PTA), Inc.

RehabClinics (SPT), Inc.

RehabClinics, Inc.

Rehabilitation Center of Washington, D.C., Inc.

RPN of NC, Inc.

S.T.A.R.T., Inc.

Select Employment Services, Inc.

Select Hospital Investors, Inc.

Select Medical of Kentucky, Inc.

Select Medical of Maryland, Inc.

Select Medical of New York, Inc.

Select Medical Rehabilitation Clinics, Inc.

Select Medical Rehabilitation Services, Inc.

Select NovaCare - KOP, Inc.

Select NovaCare - PBG, Inc.

Select NovaCare - PIT, Inc.

Select Physical Therapy Holdings, Inc.

Select Physical Therapy Network Services, Inc.

Select Physical Therapy of Chicago, Inc.

Select Physical Therapy Orthopedic Services, Inc.

Select Provider Networks, Inc.

Select Rehabilitation Hospital - Hershey, Inc.

Select Specialty Hospital - Ann Arbor, Inc.

Select Specialty Hospital - Arizona, Inc.

Select Specialty Hospital - Augusta, Inc.

Select Specialty Hospital - Beech Grove, Inc.

Select Specialty Hospital - Charleston, Inc.

Select Specialty Hospital - Cincinnati, Inc.

Select Specialty Hospital - Colorado Springs, Inc.

Select Specialty Hospital - Columbus, Inc.

Select Specialty Hospital - Conroe, Inc.

Select Specialty Hospital - Dallas, Inc.

Select Specialty Hospital - Danville, Inc.

Select Specialty Hospital - Daytona Beach, Inc.

Select Specialty Hospital - Denver, Inc.

Select Specialty Hospital - Durham, Inc.

Select Specialty Hospital - Erie, Inc.

Select Specialty Hospital - Evansville, Inc.

Select Specialty Hospital - Flint, Inc.

Select Specialty Hospital - Fort Smith, Inc.

Select Specialty Hospital - Fort Wayne, Inc.

Select Specialty Hospital - Gainesville, Inc.

Select Specialty Hospital - Greensboro, Inc.

Select Specialty Hospital - Grosse Pointe, Inc.

Select Specialty Hospital - Jackson, Inc.

Select Specialty Hospital - Johnstown, Inc.

Select Specialty Hospital - Kalamazoo, Inc.

Select Specialty Hospital - Kansas City, Inc.

Select Specialty Hospital - Knoxville, Inc.

Select Specialty Hospital - Laurel Highlands, Inc.

Select Specialty Hospital - Lexington, Inc.

Select Specialty Hospital - Little Rock, Inc.

Select Specialty Hospital - Longview, Inc.

Select Specialty Hospital - Macomb County, Inc.

Select Specialty Hospital - Madison, Inc.

Select Specialty Hospital - McKeesport, Inc.

Select Specialty Hospital - Melbourne, Inc.

Select Specialty Hospital - Memphis, Inc.

Select Specialty Hospital - Midland, Inc.

Select Specialty Hospital - Milwaukee, Inc.

Select Specialty Hospital - Nashville, Inc.

Select Specialty Hospital - North Knoxville, Inc.

Select Specialty Hospital - Northeast New Jersey, Inc.

Select Specialty Hospital - Northeast Ohio, Inc.

Select Specialty Hospital - Northwest Detroit, Inc.

Select Specialty Hospital - Oklahoma City, Inc.

Select Specialty Hospital - Omaha, Inc.

Select Specialty Hospital - Orlando, Inc.

Select Specialty Hospital - Palm Beach, Inc.

Select Specialty Hospital - Panama City, Inc.

Select Specialty Hospital - Pensacola, Inc.

Select Specialty Hospital - Phoenix, Inc.

Select Specialty Hospital - Pittsburgh/UPMC, Inc.

Select Specialty Hospital - Pontiac, Inc.

Select Specialty Hospital - Quad Cities, Inc.

Select Specialty Hospital - Saginaw, Inc.

Select Specialty Hospital - San Antonio, Inc.

Select Specialty Hospital - Savannah, Inc.

Select Specialty Hospital - Sioux Falls, Inc.

Select Specialty Hospital - South Dallas, Inc.

Select Specialty Hospital - Springfield, Inc.

Select Specialty Hospital - Tallahassee, Inc.

Select Specialty Hospital - Topeka, Inc.

Select Specialty Hospital - TriCities, Inc.

Select Specialty Hospital - Tulsa, Inc.

Select Specialty Hospital - Western Michigan, Inc.

Select Specialty Hospital - Western Missouri, Inc.

Select Specialty Hospital - Wichita, Inc.

Select Specialty Hospital - Wilmington, Inc.

Select Specialty Hospital - Winston-Salem, Inc.

Select Specialty Hospital - Youngstown, Inc.

Select Specialty Hospital - Zanesville, Inc.

Select Specialty Hospitals, Inc.

Select Subsidiaries, Inc.

Select Synergos, Inc.

Select Transport, Inc.

Select Unit Management, Inc.

SemperCare, Inc.

Sports & Orthopedic Rehabilitation Services, Inc.

The Rehab Group, Inc.

Theraworks, Inc.

Victoria Healthcare, Inc.

SelectMark, Inc.

SLMC Finance Corporation

Select Physical Therapy of Albuquerque, Ltd.

Select Physical Therapy of Birmingham, Ltd.

Select Physical Therapy of Blue Springs Limited Partnership

Select Physical Therapy of Cave Springs Limited Partnership

Select Physical Therapy of Colorado Springs Limited Partnership

Select Physical Therapy of Connecticut Limited Partnership

Select Physical Therapy of Denver, Ltd.

Select Physical Therapy of Green Bay Limited Partnership

Select Physical Therapy of Illinois Limited Partnership

Select Physical Therapy of Kendall, Ltd.

Select Physical Therapy of Knoxville Limited Partnership

Select Physical Therapy of Lorain Limited Partnership

Select Physical Therapy of Louisville, Ltd.

Select Physical Therapy of Portola Valley Limited Partnership

Select Physical Therapy of Scottsdale Limited Partnership

Select Physical Therapy of St. Louis Limited Partnership

Select Physical Therapy of West Denver Limited Partnership

Select Physical Therapy Texas Limited Partnership

Select Physical Therapy of Ohio Limited Partnership

Select Physical Therapy Limited Partnership for Better Living

Regency Hospital of Odessa, LLLP

Regency Hospital Company of Macon, L.L.C.

Regency Hospital Company of Meridian, L.L.C.

Regency Hospital Company of South Atlanta, L.L.C.

Regency Hospital Company of South Carolina, L.L.C.

Regency Hospital of Cincinnati, LLC

Regency Hospital of Columbus, LLC

Regency Hospital of Covington, LLC

Regency Hospital of Greenville, LLC

Regency Hospital of Jackson, LLC

Regency Hospital of Minneapolis, LLC

Regency Hospital of North Central Ohio, LLC

Regency Hospital of North Dallas Holdings, LLC

Regency Hospital of Northwest Arkansas, LLC

Regency Hospital of Northwest Indiana, LLC

Regency Hospital of Southern Mississippi, LLC

Regency Hospital of Toledo, LLC

Regency Hospital of Odessa Limited Partner, LLC

Regency Hospital of Fort Worth Holdings, LLC

Kessler Professional Services, LLC

Argosy Health, LLC

Select Medical Property Ventures, LLC

Select Specialty Hospital — Northern Kentucky, LLC

Select Specialty Hospital — Tulsa/Midtown, LLC

West Gables Rehabilitation Hospital, LLC

GP Therapy, L.L.C.

The Rehab Group — Murfreesboro, LLC

GH General — San Antonio, LLC

GR General — Scottsdale, LLC

Regency Hospital Company, L.L.C.

Regency Hospitals, LLC